EXHIBIT 21.1
Hertz Global Holdings, Inc.
The Hertz Corporation

List of Subsidiaries

Legal Entity	State or Jurisdiction of Incorporation	Doing Business As
Hertz Global Holdings, Inc.	Delaware
Rental Car Intermediate Holdings, LLC	Delaware
The Hertz Corporation	Delaware	Firefly Hertz Car Sales Hertz Rent-A-Car Thrifty Dollar Rent A Car Thrifty Car Rental
U.S. and Countries Outside Europe
United States
Thrifty Insurance Agency, Inc.	Arkansas
Dollar Thrifty Automotive Group, Inc.	Delaware
Executive Ventures, Ltd.	Delaware
Firefly Rent A Car LLC	Delaware	Firefly
Hertz Aircraft, LLC	Delaware
Hertz Canada Vehicles Partnership	Delaware
Hertz Car Exchange, Inc.	Delaware
Hertz Car Sales LLC	Delaware	Hertz Car Sales
Hertz Dealership One LLC	Delaware
Hertz Fleet Services, LLC	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
Hertz NL Holdings, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware
Hertz Vehicle Financing II LP	Delaware
Hertz Vehicle Financing III LLC	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz Vehicle Interim Financing LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Hertz Vehicles LLC	Delaware
HIL2 LLC	Delaware
HVF II GP Corp.	Delaware
Navigation Solutions, L.L.C.	Delaware
Rental Car Group Company, LLC	Delaware

SellerCo FSHCO Company	Delaware
Smartz Vehicle Rental Corporation	Delaware
Hertz Corporate Center Property Owners' Association, Inc.	Florida
SellerCo Corporation	Illinois
SellerCo Mobility Solutions, Inc.	Illinois
Dollar Rent A Car, Inc.	Oklahoma
DTG Operations, Inc.	Oklahoma	Dollar Airport Parking Dollar Rent A Car Firefly Quik Stop Thrifty Airport Parking Thrifty Airport Valet Parking Thrifty Car Rental Thrifty Car Sales Outlet Thrifty Parking Thrifty Truck Rental
DTG Supply, LLC	Oklahoma
Rental Car Finance LLC	Oklahoma
Thrifty Car Sales, Inc.	Oklahoma
Thrifty Rent-A-Car System, LLC	Oklahoma
Thrifty, LLC	Oklahoma
TRAC Asia Pacific, Inc.	Oklahoma
Australia
Ace Tourist Rentals (Aus) Pty Limited	Australia
HA Fleet Pty Ltd.	Australia
Hertz Australia Pty. Limited	Australia
Hertz Investment (Holdings) Pty. Limited	Australia
Bermuda
HIRE (Bermuda) Limited	Bermuda
Brazil
Hertz Do Brasil Ltda.	Brazil
Canada
3216173 Nova Scotia Company	Nova Scotia
CMGC Canada Acquisition ULC	Nova Scotia
DTG Canada Corp.	Nova Scotia
Hertz Canada (N.S.) Company	Nova Scotia
2232560 Ontario Inc.	Ontario
2240919 Ontario Inc.	Ontario
Dollar Thrifty Automotive Group Canada Inc.	Ontario
DTGC Car Rental L.P.	Ontario
HC Limited Partnership	Ontario
HCE Limited Partnership	Ontario
Hertz Canada Finance Co., Ltd. (In Quebec- Financement Hertz Canada Ltee.)	Ontario
Hertz Canada Limited	Ontario	Dollar Dollar Rent A Car Firefly Hertz 24/7 Thrifty Thrifty Car Rental

TCL Funding Limited Partnership	Ontario
SellerCo Fleet Leasing, Ltd.	Quebec
China
Hertz Car Rental Consulting (Shanghai) Co. Ltd.	People's Republic of China
Japan
Hertz Asia Pacific (Japan), Ltd.	Japan
New Zealand
Hertz New Zealand Holdings Limited	New Zealand
Hertz New Zealand Limited	New Zealand
Tourism Enterprises Ltd	New Zealand
Puerto Rico
Hertz Puerto Rico Holdings Inc.	Puerto Rico
Puerto Ricancars, Inc.	Puerto Rico
Singapore
Hertz Asia Pacific Pte. Ltd.	Singapore
South Korea
Hertz Asia Pacific Korea Ltd	South Korea
EUROPE
Belgium
Hertz Belgium b.v.b.a.	Belgium
Czech Republic
Hertz Autopujcovna s.r.o.	Czech Republic
France
EILEO SAS	France
Hertz France S.A.S.	France
RAC Finance, SAS	France
Germany
Hertz Autovermietung GmbH	Germany
Hertz Claim Management GmbH	Germany
Ireland
Apex Processing Limited	Ireland
Dan Ryan Car Rentals Limited	Ireland
Hertz Europe Service Centre Limited	Ireland
HERTZ FLEET LIMITED	Ireland
Hertz International RE Limited	Ireland
Probus Insurance Company Europe DAC	Ireland
Italy
Hertz Claim Management S.r.l.	Italy
Hertz Fleet (Italiana) SrL	Italy
Hertz Italiana Srl	Italy
Luxembourg
HERTZ LUXEMBOURG, S.A.R.L.	Luxembourg
Monaco
Hertz Monaco, S.A.M.	Monaco

The Netherlands
Fleet Management France (FMF)	Netherlands
Hertz Automobielen Nederland B.V.	Netherlands
Hertz Claim Management B.V.	Netherlands
Fleet Management Holdings B.V.	Netherlands
Hertz Holdings Netherlands 2 B.V.	Netherlands
International Fleet Financing No. 2 B.V.	Netherlands
Stuurgroep Fleet (Netherlands) B.V.	Netherlands
Stuurgroep Holland B.V.	Netherlands
Slovakia
Hertz Autopozicovna s.r.o.	Slovakia
Spain
Hertz de Espana, S.L.	Spain
United Kingdom
Daimler Hire Limited	United Kingdom
Hertz (U.K.) Limited	United Kingdom
Hertz Accident Support Ltd.	United Kingdom
Hertz Claim Management Limited	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz UK Receivables Limited	United Kingdom
Hertz Vehicle Financing U.K. Limited	United Kingdom

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